Exhibit 4.20

ADDENDUM NO.1 TO THE SHIPBUILDING CONTRACT NO. 2013NYZ354GR

ADDENDUM NO. 1

TO

SHIPBUILDING CONTRACT NO.: 2013NYZ354GR

(“Contract”)

Between

Nautilus Investment Limited

(“Buyer”)

And

Jiangsu Tianchen Marine Import & Export Co., Ltd.

And

Jiangsu New Yangzi Shipbuilding Co.,Ltd.

And

Jiangsu Yangzijiang Shipbuilding Co., Ltd.

(“SELLER”)

THIS ADDENDUM NO. 1 to the Shipbuilding Contract for Construction of One (1) 82,000DWT Bulk Carrier (Hull No. YZJ2013-1145) (hereinafter called “ADDENDUM”) is made and entered into this 11th day of April, 2014, by and between:

Nautilus Investment Limited , a company organized and existing under the laws of Marshall Islands, having its registered office at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (hereinafter called the “BUYER”), the party of the first part

And

Jiangsu Tianchen Marine Import & Export Co., Ltd., , a company organized and existing under the laws of the People’s Republic of China and having its registered office at Room 602, No.260 Furong Road, Jiangyin City, Jiangsu Province, the People’s Republic of China (hereinafter called “JSTC”) and Jiangsu New Yangzi Shipbuilding Co., Ltd., a company organized and existing under the laws of the People’s Republic of China and having its registered office at 1# Liangyi Road, Jiangyin-Jingjiang Industry Zone, Jingjiang City, Jiangsu Province, The People’s Republic of China 214532 and Jiangsu Yangzijiang Shipbuilding Co., Ltd., a company organized and existing under the law’s of the People’s Republic of China and having its registered office at 38 Shiyugang Road, Jiangyin City, Jiangsu Province, 214431, the People’s Republic of China (hereinafter called the “BUILDER”), (“JSTC” and “BUILDER” hereinafter collectively called the “SELLER”), the party of the second part.

WHEREAS:

(A)	The SELLER and the BUYER entered into a shipbuilding contract dated this 26th day of February 2014 (the “Contract”) with respect to the construction and sale of One (1) 82,000DWT Bulk Carrier (Hull No. YZJ2013-1145 (the “VESSEL”), which shall be identical to the vessel with the SELLER’s Hull No. YZJ2013-1088.

ADDENDUM NO.1 TO THE SHIPBUILDING CONTRACT NO. 2013NYZ354GR

(B)	The SELLER would like to fulfil the requirements of the authorities as fully described in the Specifications including that of the Classification Society are to include any additional rules or circulars thereof (as specified in the Specifications) which have already been issued and become compulsorily applicable up to and/or on the date of July 12th, 2013.

NOW THEREFORE, in consideration of above and for other good and valuable considerations, both the SELLER and the BUYER hereby agree as below:

1.	The VESSEL shall fulfil the requirements of the authorities as fully described in the Specifications including that of the Classification Society which are to include any additional rules or circulars thereof (as specified in the Specifications) which have already been issued and become compulsorily applicable up to and/or on the date of July 12th, 2013, eventhough the contract signing date is February 26th, 2014.

2.	As and with effect from the signing date of this ADDENDUM, this ADDENDUM constitutes an integral part of the Contract. All other terms of the Contract, save those altered and changed above shall remain unchanged and in full force and effect.

3.	Both parties shall keep this ADDENDUM and any part of it strictly confidential and not disclose it or any part of it to any third party without the other party’s prior written notice.

4.	This ADDENDUM shall be governed by and construed in accordance with the laws of England. Any dispute arising out of or in connection with this ADDENDUM between the parties hereto shall be settled in accordance with Article XIII of the Contract.

IN WITNESS WHEREOF, both parties have caused this ADDENDUM to be duly executed on the day and year first above written.

For and on behalf of:	For and on behalf of:
Nautilus Investment Limited	Jiangsu Tianchen Marine Import & Export Co.,Ltd

For and on behalf of:	For and on behalf of:
Jiangsu Yangzijiang Shipbuilding Co., Ltd	Jiangsu New Yangzi Shipbuilding Co.,Ltd.